                                                               Exhibit 10.xxxvii

                                                                 Amended Through
                                                                October 29, 1988


                                                                       COMPOSITE
                                                                       ---------

                                1985 SUPPLEMENT
                                      TO
                             THE MEAD CORPORATION
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS*
                   -----------------------------------------

     WHEREAS, The Mead Corporation Deferred Compensation Plan for Directors ("Plan") was established for compensation earned on and after January 1, 1982, for the benefit of eligible Directors; and

     WHEREAS, the Plan has been amended on prior occasions; and

     WHEREAS, it is currently desirable to supplement the Plan effective August 1, 1985 (the "Effective Date").

     NOW THEREFORE, with respect only to amounts on the Deferred Compensation Ledger on the Effective Date, amounts of 1985 earned compensation for which a deferral election is in force on the Effective Date under Plan Section 4, and amounts of compensation deferral permitted under this Supplement, the following provisions determine Director rights and Company obligations under the Plan. All other provisions of the Plan, to the extent not in conflict with this Supplement, shall continue in effect.

     (1) Amounts covered under the terms of this Supplement shall, on and after the Effective Date, be maintained in a separate record (hereinafter referred to as the "Supplemental Ledger").

     (2) Contributions of an equal percentage of each compensation payment earned during 1986 may be made to the Plan through December 31, 1986. Participation through compensation deferral shall include annual retainer and meeting fees but exclude expense reimbursement.

     (3) The Director shall elect, on or before September 30, 1985, that all or a portion of his/her account in the Supplemental Ledger be distributed under Option A or under Option B or be divided between them.

          (a) OPTION A - The Director or his/her Beneficiary will receive fifteen (15 level annuity payments from his/her account in the Supplemental Ledger commencing on the January 2 next following his/her Termination Date or such later January 2 as shall have been chosen by the Director, but not later than the January 2 of the Year following the year in which he/she becomes or would have become age 72, the date chosen by him/her being hereafter referred to as the "Annuity Starting Date."

          (b) OPTION B - Commencement, method, and duration will be the same as under Option A, except that four (4) additional annual payments commencing on January 3, 1993 (hereinafter referred to in the aggregate as the "Annual Payments"), shall be paid to the Director. The Annual Payments shall reduce the amount otherwise payable to the Director or his/her Beneficiary on his/her Annuity Starting Date in accordance with Option A. Each annual installment of a Director's Annual Payments shall be equal to the pro rata amount designated for Option B of the total of (i) amounts that were in the Deferred Compensation Ledger on the Effective Date, (ii) amounts of 1985 earned compensation for which a deferred election is in force on the Effective Date, and (iii) amounts of compensation deferral elected under the terms of this Supplement. Notwithstanding the foregoing, no payment of an annual installment of a Director's Annual Payments shall be made if such installment coincides with or follows a Director's Annuity Starting Date. Any annual installment of a Director's Annual Payments not made in accordance with the preceding sentence shall be included in valuing the Supplemental Ledger in accordance with (4) below.

-----------------------

     *This is a composite of the 1985 Supplement to The Mead Corporation Deferred Compensation Plan for Directors, reflecting the supplement and all amendments adopted through October 29, 1988. The Mead Corporation Deferred Compensation Plan for Directors is set forth in a separate document.

     Except as otherwise provided, election of Option A or Option B under the foregoing paragraph shall be irrevocable and may not be subsequently changed.

     Notwithstanding the Director's election of Option A or Option B, if this Supplement is terminated prior to, or if his/her Termination Date for reasons other than death or disability, precedes his/her 55th birthday, distribution of his/her account in the Supplemental Ledger shall be made in one lump sum payment on or before the last day of the month next following the date of such occurrence. If the Director's Termination Date occurs due to death or disability prior to his/her 55th birthday and the value of his/her account on such Termination Date is less than $50,000, such account shall also be so distributed in one lump sum. If the Director dies on or after his/her Annuity Starting Date, remaining annuity installments, if any, shall continue to be paid from the Plan. In all cases of death, a lump sum payment or a commencement or continuation of a level annuity shall be to the Beneficiary designated pursuant to Section 5(d) of the Plan.

     An Annuity Starting Date and/or the number of installments chosen by the Director may be changed by the Compensation Committee, in its sole discretion, but only, unless the Compensation Committee determines otherwise, in the event of a severe financial hardship to the Director resulting from a sudden and unexpected illness or accident to the Director or a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. In the event a change made pursuant to this paragraph affects a Director who is a member of the Compensation Committee, such Director shall not participate in the Compensation Committee's decision. The number of installments payable to the Participant's designated Beneficiary may be changed by the Compensation Committee on the same basis as set forth in this paragraph.

     In the event the Termination Date of a Director who has elected Option B occurs (for reasons other than death or disability) before receipt of all the Annual Payments to which the Director is entitled, remaining payments to which the Director or his/her Beneficiary shall be entitled shall be calculated as if the Director had elected Option A. If such Director shall have received one or more but not all of the Annual Payments, his/her Supplemental Ledger account shall be valued pursuant to (4) below as if it had been reduced on the Effective Date by the Effective Date value of Annual Payments received (discounted at Basic plus Option B Incremental Rate) and credited thereafter with the Basic plus Option A Incremental Rate. In the event the Termination Date of such a Director precedes receipt of all Annual Payments because of death or disability, or in the event all Annual Payments are not made due to coincidence with annuity payments on or after the Annuity Starting Date, the Director or Beneficiary shall receive payments from the Supplemental Ledger valued at the Basic plus Option B Incremental Rate less any Annual Payments received by the Director.

     (4) Except as provided below, the Director's Supplemental Ledger account shall be valued on the Annuity Starting Date or earlier distribution date if applicable, according to whichever of the following (a) or (b) produces the highest value:

          (a) as if all amounts had remained in the Deferred Compensation Ledger on the Effective Date in their separate accounts established pursuant to Section 5(a) of the Plan and were credited pursuant to Plan
     Section 5(b) in the absence of this Supplement; or

          (b) by crediting the Director's Supplemental Ledger account each Year (with pro rata adjustment for partial years) with a percentage equal to the nine-month average composite yield on single A bonds rounded to the nearest 1/10 of 1% as published in the S&P Indexes of the Security Markets for the first nine months of the Second Calendar Year preceding the year such percentage is credited (hereinafter referred to as the "Basic Rate"), PLUS a percentage (hereinafter referred to as the "Incremental Rate") based on the Director's age on the Effective Date and his/her choice of Option A or Option B according to the following table:

                               Incremental Rate

              Age             Option A           Option B
              ---             --------           --------

          39 and under           4%                  7%
          40-44                  5%                  8%
          45-49                  7%                  9%
          50-54                  8%                 10%
          55-59                 11%                 11%
          60 and over           12%                 --

                                      (2)

     In no event, however, shall the valuation reflect the addition of the Incremental Rate to the Basic Rate if the Director's Termination Date (for reasons other than death or disability) precedes his/her 55th birthday, or if prior to his/her 55th birthday, a distribution is made to a Director due to adverse tax or economic consequences.

     (5) All level annuities paid under this Supplement shall be computed using an interest rate percentage equal to an average of the valuation percentages credited under (4) above during the three-year period immediately preceding the Year in which the first annuity payment is made to a Director.

     (6) Except as provided in (7) below, the Board of Directors of the Company may amend or terminate the Plan or this Supplement as provided in Section 7 of the Plan.

     (7) Notwithstanding any other provision contained herein, in no event, including but not limited to termination or amendment of the Plan or Supplement or liquidation or reorganization of the Company:

          (a) shall a Director who has not reached his/her 55th birthday receive less than the amount credited to the Director's Supplemental Ledger account with interest at the Basic Rate, or the total amounts credited to his/her Deferred Compensation Ledger accounts as provided in (4)(a) above, if greater;

          (b) shall the Basic Rate and Incremental Rate of interest which has been or will be credited to the account of a Director who has reached his/her 55th birthday, or the interest rate percentage for level annuities provided in (5) above, be changed unless the tax laws of the United States change to increase the cost of the Incremental Rate to the Company in which event the Incremental Rate may be adjusted only to the extent necessary to reflect such change in cost, nor shall the rights of the Director or Beneficiary to commence or continue distributions from the Supplemental Ledger (including its valuation) be affected.

--------------------

     1. Adopted effective August 1, 1985.
     2. Amendments to Section (3) and (5) adopted effective as of October 1,
        1987.

                                      (3)

                               SECOND AMENDMENT
                                      TO
                              1985 SUPPLEMENT TO
                             THE MEAD CORPORATION
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS

          WHEREAS The Mead Corporation (the "Company") heretofore established 1985 Supplement to The Mead Corporation Deferred Compensation Plan for Directors (the "Supplement") and subsequently amended the Supplement; and

          WHEREAS the Company desires to further amend the Supplement pursuant to the power reserved to the Company's Board of Directions by Section 6 of the Supplement;

          NOW, THEREFORE, the Supplement is hereby amended, effective as of June 24, 1998, as follows:

          1. The paragraph of Section 3 of the Supplement which begins with the words "An Annuity Starting Date and/or number of installments chosen by the
Director...." is amended by the addition of the following sentence at the end thereof:

     "Notwithstanding the foregoing provisions of this paragraph, upon and after the occurrence of a Change in Control (as defined in Section 8 hereof), the discretionary power given the Compensation Committee to change the Annuity Starting Date and/or the number of installments chosen by a Director shall be exercisable in a manner which postpones the Annuity Starting Date or postpones or reduces any installment payment only if the Compensation Committee shall have previously received a written request from the Director for such change and such power shall be exercisable only to determine whether to grant the particular change requested or to retain existing Annuity Starting Date and existing installments."

          2. The Supplement is amended by the addition of the following new
Section 8:

          "(8) For purposes of the Supplement, a 'Change in Control' shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

               "(i) date of expiration of a Tender Offer (other than an offer by the Company), if the offeror acquires Shares pursuant to such Tender Offer;

               "(ii) the date of approval by the shareholders of the Company of a definitive agreement: (x) for the merger or consolidation of the Company or any direct or indirect subsidiary of the Company into or with another corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent ((i) in the case of a merger or consolidation of the Company, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, or (ii) in the case of a merger or consolidation of any direct or indirect subsidiary of the Company, either by remaining outstanding if the Company continues as a parent of the merged or consolidated subsidiary or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, or (y) for the sale or disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned (directly or indirectly) by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition;

               "(iii) (x) any Person is or becomes the Beneficial Owner of 25% or more of the voting power of the then outstanding securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x)(l) of paragraph (ii) above or (y) the date of authorization, by both a majority of the voting power of the Company and a majority of the portion of such voting power excluding the voting power of interested Shares, of a control share acquisition (as such term is defined in Chapter 1701 of the Ohio Revised Code); and

               "(iv) a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected, or were nominated for election, by the Company's shareholders with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved) no longer constitute a majority of the Board of Directors.

     "Notwithstanding the foregoing, a 'Change in Control' shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     "'Affiliate' shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     "'Beneficial Owner' shall have the meaning defined in Rule 13d-3 under the Exchange Act.

     "'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "'Person' shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
     (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     "'Shares' shall mean shares of common stock, without par value, of The Mead Corporation.

     "'Tender Offer' shall mean a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time."

                                 AMENDMENT TO
                             THE MEAD CORPORATION
                            1985 SUPPLEMENT TO THE
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS

     WHEREAS, The Mead Corporation ("Mead") established The Mead Corporation 1985 Supplement to the Deferred Compensation Plan for Directors (the "Directors' Supplement") and subsequently amended the Directors' Supplement, and

     WHEREAS, Mead desires to further amend the Supplement pursuant to the power reserved to Mead's Compensation Committee by Section 7 of the Plan;

     NOW, THEREFORE, the Supplement is hereby amended, effective as of October 26, 2001, as follows:

     1. Section 3 is revised to add a new fifth paragraph to read as follows and the current fifth paragraph becomes the sixth paragraph:

               Notwithstanding any provision in the Directors' Supplement to the contrary but subject to this Section 3, third paragraph (except as specifically otherwise provided in this paragraph), a former or current Director can revise the commencement date of distributions and the number of installments (including a lump sum payment) with respect to the amount credited to an Employee's account as follows:

               (i) prior to a Change in Control, a former or current Director may revise a previously elected commencement date and number of installments (such revision being permitted to include receiving all or a portion of an account in a lump sum following a Change in Control and prior to termination of service), provided that any such revision is effective only for distributions on or following a Change in Control and occurring during January 2003 and thereafter and with respect to all or a portion of the balance of such Director's account on a Change in Control; and

               (ii) at least three months prior to termination of service as a Director (whether before or after a Change in Control), a current Director may file such revision with respect to the balance of such Director's account on such termination of service.

          A Director can make revisions in accordance with this paragraph on a form furnished by and filed with the person responsible for administering the Directors' Supplement at any time prior to the dates stated in this paragraph.